Exhibit 21.01

LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2010

DOMESTIC SUBSIDIARIES

1.	Baazee.com, Inc., a Delaware corporation

2.	Bill Me Later, Inc., a Delaware corporation

3.	Blackthorne Software, Inc., a Delaware corporation

4.	CARad Inc., a Delaware corporation

5.	EachNet, Inc., a Delaware corporation

6.	eBay Domestic Holdings, Inc., a Delaware corporation

7.	eBay Insurance Services, Inc., a Delaware corporation

8.	eBay International Inc., a Delaware corporation

9.	eBay Real Estate Inc., a Delaware corporation

10.	eBay Partner Network, Inc., a Delaware corporation

11.	Eureka Labs, Inc., a Delaware corporation

12.	Global Commerce Services, Inc., a Delaware corporation

13.	Half.com, Inc., a Pennsylvania corporation

14.	Kijiji Holding LLC, a Delaware limited liability company

15.	Kijiji US, Inc., a Delaware corporation

16.	Last Minute Transactions, Inc., a Delaware corporation

17.	Marketplace Insurance Inc., a Hawaii corporation

18.	MicroPlace, Inc., a Delaware corporation

19.	PayPal Asset Management, Inc., a Delaware corporation

20.	PayPal Data Services, Inc., a Delaware corporation

21.	PayPal Gift Card Services, Inc., a Arizona corporation

22.	PayPal Global Holdings, Inc., a Delaware corporation

23.	PayPal, Inc., a Delaware corporation

24.	ProStores, Inc., a Delaware corporation

25.	Shopping.com Inc., a Delaware corporation.

26.	StubHub, Inc., a Delaware corporation

27.	Viva Group, Inc dba Rent.com, a Delaware corporation

28.	Rent.com Arizona Brokerage, LLC

29.	Viva.com Realty Brokerage, LLC (Florida)

30.	Viva.com Realty Brokerage, LLC (Kentucky)

31.	Rent.com Hawaii, LLC

32.	Viva Realty Indiana, LLC

33.	Viva Realty Minnesota, LLC (dba) “Rent.com”

34.	Rent.com Nevada, LLC

35.	Viva Group New Hampshire, LLC (dba) “Rent.com”

36.	Viva Realty Washington, LLC

37.	Viva Oregon, LLC

38.	Rent.com Pennsylvania, LLC

39.	Viva Realty Utah, LLC

40.	Viva VA PA, LLC (Virginia)

41.	VGI Delaware, LLC

INTERNATIONAL SUBSIDIARIES

	Name	Jurisdiction of Incorporation	Percent Ownership If Less Than 100%
1.	Autoact AB	Sweden
2.	Baazee.com Private Limited	Mauritius
3.	Bil Markedet ApS	Denmark
4.	DealTime (Europe) B.V.	Netherlands
5.	DealTime.com (Germany) GmbH	Germany
6.	Den Bla Avis A/S	Denmark
7.	EachNet.com Limited	Cayman Islands
8.	eBay Advertising Group GmbH	Germany
9.	eBay Asia Pacific Regional Management Services Ltd.	Korea
10.	eBay Auction Co., Ltd	Korea	99.9%
11.	eBay Australia and New Zealand Pty Limited	Australia
12.	eBay Australia Pty Ltd	Australia
13.	eBay Canada Limited	Canada
14.	eBay Classifieds Cooperatief U.A.	Netherlands
15.	eBay Classifieds Denmark ApS	Denmark
16.	eBay CS Vancouver Inc.	Canada
17.	eBay Czech Republic s.r.o.	Czech Republic
18.	eBay Europe Sarl	Luxembourg
19.	eBay Europe Services Ltd.	Ireland
20.	eBay France SA	France
21.	eBay Global Holdings B.V.	The Netherlands
22.	eBay Gmarket Co., Ltd.	Korea	99.999%
23.	eBay GmbH	Germany
24.	eBay e-Commerce Technology Operations (Shanghai) Co., Ltd.	People's Republic of China
25.	eBay Engineering & Research Center (Shanghai) Co., Ltd.	People's Republic of China
26.	eBay India Centre Private Limited	India
27.	eBay India Pvt. Ltd.	India
28.	eBay International Advertising GmbH	Switzerland
29.	eBay International AG	Switzerland
30.	eBay International Hong Kong Ltd.	Hong Kong
31.	eBay International Marketing GmbH	Switzerland
32.	eBay Ireland Limited	Ireland
33.	eBay Israel Holding Ltd.	Israel
34.	eBay Italia S.r.l.	Italy
35.	eBay Japan K.K.	Japan
36.	eBay KTA (UK) Limited	United Kingdom
37.	eBay Management (Shanghai) Co., Ltd.	People's Republic of China
38.	eBay Marketing (Thailand ) Company Limited	Thailand
39.	eBay Motors India Private Limited	India
40.	eBay Malaysia Sdn Bhd	Malaysia
41.	eBay Mauritius Holding Private Limited	Mauritius
42.	eBay Netherlands B.V.	The Netherlands
43.	eBay New Ventures K.K.	Japan
44.	eBay Polska Sp z o.o.	Poland
45.	eBay Promotions (UK) Ltd.	United Kingdom
46.	eBay Sweden AB	Sweden
47.	eBay Singapore Services Private Limited	Singapore
48.	eBay Software Technologies (Shanghai) Co., Ltd.	People's Republic of China
49.	eBay Spain International, S.L.	Spain
50.	eBay Taiwan Company Ltd.	Taiwan
51.	eBay Treasury Sarl	Luxembourg
52.	eBay UK Limited	United Kingdom
53.	Entreprises Kijiji Canada Inc.	Canada
54.	EU Liaison Office BVBA	Belgium

	Name	Jurisdiction of Incorporation	Percent Ownership If Less Than 100%
55.	Gumtree.com Australia Pty Ltd	Australia
56.	Gumtree.com Limited	United Kingdom
57.	Hortensia B.V.	The Netherlands
58.	Inter Bazar	Portugal
59.	Internet Performance Testing Ltd.	British Virgin Islands
60.	Intoko Limited	United Kingdom
61.	Kijiji GmbH	Germany
62.	Kijiji International Limited	Ireland/Luxembourg
63.	Kijiji Ireland Limited	Ireland
64.	Kijiji Italia s.r.l.	Italy
65.	Kijiji Norway AS	Norway
66.	Kijiji S.a.r.l.	France
67.	Kijiji S.L.U.	Spain
68.	Marktplaats B.V.	The Netherlands
69.	mobile.international GmbH	Germany
70.	Opusforum GmbH	Germany
71.	PayPal Argentina SRL	Argentina
72.	PayPal Asia Services Ltd.	Mauritius
73.	PayPal Australia Pty Limited	Australia
74.	PayPal Bilisim Hizmetleri Limited Sirketi	Turkey
75.	PayPal CA Limited	Canada
76.	PayPal Deutschland GmbH	Germany
77.	PayPal Do Brasil Servicos de Consultoria e PagamentosLtda.	Brasil
78.	PayPal (Europe) Ltd.	United Kingdom
79.	PayPal (Europe) Sarl	Luxembourg
80.	PayPal Europe SE	Ireland
81.	PayPal Europe Services Ltd.	Ireland
82.	PayPal European Marketing S.A.	Switzerland
83.	PayPal France SAS	France
84.	PayPal Hong Kong Limited	Hong Kong
85.	PayPal India Private Limited	India
86.	PayPal Information Technologies (Shanghai) Co., Ltd.	People's Republic of China
87.	PayPal International Limited	Ireland/Singapore
88.	PayPal Israel Holding (2008) Ltd.	Israel
89.	PayPal Israel Ltd.	Israel
90.	PayPal Italia s.r.l.	Italy
91.	PayPal Japan K.K.	Japan
92.	PayPal Malaysia Services Sdn Bhd	Malaysia
93.	PayPal Mexico, S. De R.L. De C.V.	Mexico
94.	PayPal Nederlands B.V.	The Netherlands
95.	PayPal Payments Pte. Ltd.	Singapore
96.	PayPal Polska Sp z o.o.	Poland
97.	PayPal Pte. Ltd.	Singapore
98.	PayPal SE	United Kingdom
99.	PayPal Services Canada Limited	Canada
100.	PayPal Spain S.L.	Spain
101.	PayPal (UK) Limited	United Kingdom
102.	PayPal 2 Sarl	Luxembourg
103.	PayPal 3 Sarl	Luxembourg
104.	Shanghai eBay Network Information Services Co., Ltd.	People's Republic of China	50%
105.	Shopping.com Australia Pty Ltd.	Australia
106.	Shopping.com France SAS	France
107.	Shopping.com GmbH	Germany
108.	Shopping.com Ltd.	Israel
109.	Shopping.com UK Ltd.	United Kingdom

	Name	Jurisdiction of Incorporation	Percent Ownership If Less Than 100%
110.	Shopping Epinions International Ltd.	Ireland
111.	Trade2Trade Ltd.	United Kingdom
112.	Via-Online GmbH	Germany

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